ASSIGNMENT OF LEASES, RENTS AND SECURITY DEPOSITS



            THIS ASSIGNMENT OF LEASES, RENTS AND SECURITY DEPOSITS (this "Assignment"), made as of the 10th day of October, 1996, by 1290 PARTNERS, L.P., a Delaware limited partnership, and 237 PARK PARTNERS, L.P., a Delaware limited partnership, each having an address at c/o Victor Capital Group, L.P., 885 Third Avenue, New York, New York 10022 (collectively, "Assignor") to THE CHASE MANHATTAN BANK, having an office at 380 Madison Avenue, New York, New York 10017, as Agent ("Assignee").


                          W I T N E S S E T H :


            WHEREAS, 1290 Partners, L.P. is the owner of the fee simple interest in the land described in Exhibit A-1 attached hereto and made a part hereof (the "1290 Land") and the improvements (the "1290 Improvements") located thereon and 237 Park Partners, L.P. is the owner of the fee simple interest in the land described in Exhibit A-2 attached hereto and made a part hereof (the "237 Park Land") and the improvements located thereon (the "237 Improvements", and together with the 1290 Improvements, collectively, the "Improvements"). The 1290 Land and the 237 Park Land shall be collectively referred to herein as the "Land" and the Land and the Improvements are collectively referred to hereinafter as the "Property";

            WHEREAS, Assignee has agreed to make a loan (the "Loan") to Assignor pursuant to the Credit Agreement, dated of even date herewith, between Assignor and Assignee (the "Credit Agreement"), and the Loan will be evidenced by certain promissory notes (collectively, the "Notes"), made by Assignor, as maker, in favor of Assignee and the other Lenders (as defined in the Credit Agreement), as payee, in the aggregate principal amount of Four Hundred Twenty Million Dollars ($420,000,000);

            WHEREAS, Assignor is about to execute and deliver to Assignee a Mortgage Modification, Restatement and Security Agreement, dated as of the date hereof (the "Mortgage"), covering the Property, to secure the Notes; and

0147318.04-01S4a

            WHEREAS, Assignee is unwilling to accept the Mortgage unless Assignor makes, executes and delivers this Assignment.

            NOW, THEREFORE, in consideration of the Loan to Assignor and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to better secure the timely payment of all principal, interest and other sums and amounts which may be due and payable and the performance and discharge of all of the obligations, covenants and agreements of Assignor under the Notes, the Mortgage and the other Loan Documents (as defined in the Mortgage), Assignor hereby agrees as follows:

            1. Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the Mortgage.

            2. Assignor hereby presently and irrevocably grants, transfers, bargains, sells, assigns, conveys, and sets over unto Assignee, its successors and assigns, from and after the date hereof (including any period allowed by law for redemption after any foreclosure or other sale), all right, title and interest of Assignor in and to (i) all present and future leases, subleases, licenses, concession agreements, underlettings, contracts and other present and future agreements which now or may hereafter affect the Property or any part or parts thereof and all guarantees, modifications, renewals and extensions thereof (collectively, the "Leases"), and (ii) all documents and instruments made or hereafter made in respect of the Leases, together with all of the rents, income, revenue, issues and profits, due and to become due or to which Assignor is now or may hereafter become entitled, arising out of the Leases or the Property or any part or parts thereof, and all security deposits delivered or hereafter delivered to Assignor by Lessees (as hereinafter defined)(subject to the rights of such Lessees in and to such security deposits)(collectively, the "Profits").

            3. Upon the occurrence and during the continuance of an Event of Default under the Mortgage, without regard to the adequacy of the security for the Indebtedness, Assignee shall have the power and authority to:

                        (i) enter upon and take possession of the Property and manage the same;

0147318.04-01S4a
                                   2

                        (ii)(A) demand, collect, sue for, attach, levy, recover, receive, compromise, and (B) adjust and make, execute, and deliver receipts and releases for Profits which may be or hereafter become due, owing or payable from any present or future lessees, sublessees, licensees, concessionaires or other occupants of the Property or any part thereof (collectively, the "Lessees");

                        (iii) receive, endorse and deposit for collection in the name of Assignor or Assignee any checks, promissory notes or other evidences of indebtedness, whether made payable to Assignor or Assignee, which are given in payment or on account of rent for the Property or any part or parts thereof, or by way of compromise or settlement of any indebtedness for such rents, provided, however, that any Profits received by Assignee shall be applied in accordance with Section 4 hereof;

                        (iv) institute, prosecute, settle or compromise any summary or other proceedings for the recovery of the Profits or for removing any and all Lessees in accordance with applicable law (and subject to the terms of any nondisturbance agreements which may be entered into by Assignee);

                        (v) institute, prosecute, settle or compromise any proceedings for the protection of the Property, for the recovery of any damage done to the Property or for the abatement of any nuisance thereon or thereabouts;

                        (vi) defend, settle or compromise any legal proceedings brought, or claims made against, Assignee or its agents, employees or servants which may affect the Property, and, at the option of Assignee, defend, settle or compromise any claims made or legal proceedings brought against Assignor which may affect the Property or any part thereof;

                        (vii) lease or rent the Property or any part thereof for such time and at such rentals as Assignee, in its sole discretion, may deem advisable;

                        (viii) make any changes or improve- ments, structural or otherwise, on, in or to the Prop-

0147318.04-01S4a
                                   3
      erty or any part thereof which Assignee, in its reasonable discretion, may deem necessary or expedient for the leasing, renting or preservation thereof;

                        (ix) keep and maintain the Property in tenantable and rentable condition and in a good state of repair;

                        (x) purchase such equipment and sup- plies as may be necessary or desirable in the opinion of Assignee for use in connection with the operation of the Property;

                        (xi) pay, from and out of the Profits collected by Assignee hereunder, all Impositions, and any and all other charges, costs and expenses which Assignee may deem necessary or advisable, in its reasonable judgement, to pay in connection with the management and operation of the Property (including, without limitation, brokers' fees and any interest, principal and other payments due on any and all loans secured by mortgages on the Property), it being understood that the excess Profits, if any, remaining after all such payments shall have been made shall be applied by Assignee in accordance with Section 4 hereof;

                        (xii) contract for and purchase such insurance as Assignee may deem advisable or necessary for the protection of Assignee and the Property, including, without limitation, insurance of the types required under the Mortgage to the extent not being maintained by Assignor;

                        (xiii) execute and comply with all Legal Requirements and remove any and all violations of Legal Requirements which may be filed against the Property;

                        (xiv) enforce, enjoin or restrain the violation of any of the terms, provisions and condi- tions of the Leases; and

                        (xv) in all respects act in the place and stead of Assignor with respect to the operation of the Property, whether herein expressly authorized or not.


0147318.04-01S4a
                                   4

All of the foregoing powers and rights may be executed by Assignee or by its agents, servants or attorneys, in the name of Assignee or in the name of Assignor, and in such manner as Assignee, its agents, servants or attorneys consider to be reasonably necessary, desirable, expedient, or appropriate; provided, however, that under no circumstances shall Assignee be under any obligation to exercise any of the foregoing powers or rights or be in any manner liable to Assignor or any other party for failure to exercise such powers and rights.

            4. Assignee, subject to the terms of this Assignment, upon the occurrence and during the continuance of an Event of Default, shall have the right to use and apply the Profits (excluding security deposits) collected and received by it under this Assignment (a) for the payment of any and all reasonable costs and expenses incurred in accordance with the terms of the Credit Agreement, the Mortgage and the other Loan Documents in connection with
(i) enforcing the terms of this Assignment, the Mortgage, the Credit Agreement or other Loan Documents, (ii) upholding and defending the rights of Assignee hereunder or under the Mortgage, the Credit Agreement or the other Loan Documents, and (iii) collecting rents due under the Leases; (b) for the payment of any or all operating expenses or other expenses relating to the operation and maintenance of the Property that are due and payable and the payment of all reasonable costs and expenses in connection therewith; (c) for the payment of all costs and expenses including, without limitation, reasonable attorneys' fees and disbursements paid or incurred in accordance with the terms of the Credit Agreement, the Mortgage and the other Loan Documents by or on behalf of Assignee in the protection and maintenance of the lien of the Mortgage or granted hereby in connection with any litigation or proceeding affecting this Assignment, the Credit Agreement, the Mortgage or the other Loan Documents or the Property and
(d) for the reduction of the indebtedness evidenced by the Notes and secured by the Mortgage and the other Loan Documents.

            5. Assignor hereby irrevocably constitutes and appoints Assignee its true and lawful attorney, upon the occurrence and during the continuance of an Event of Default, to undertake and execute any or all of the powers described herein with the same force and effect as if undertaken or executed by Assignor.


0147318.04-01S4a
                                   5

            6. Assignee shall not in any way be liable to Assignor for any act done or anything omitted to be done by it in good faith in connection with the management of the Property, except for the consequences of its own gross negligence or willful misconduct, nor shall Assignee be liable for any act or omission of its agents, servants or employees provided that due care is used by Assignee in the selection of such agents, servants and employees. Except as aforesaid, Assignee shall be accountable to Assignor only for monies actually received by it pursuant to this Assignment.

            7. It is understood and agreed that nothing contained in this Assignment shall prejudice or be construed to prejudice the right of Assignee under any of the other Loan Documents without notice (except as otherwise provided therein), to institute, prosecute and compromise any action which it would deem advisable to protect its interest in the Property, including an action to foreclose the Mortgage, and in such action, to move for the appointment of a receiver of the Profits, or prejudice any rights which Assignee shall have upon the occurrence of an Event of Default under the Notes or the Mortgage. This Assignment shall survive, however, the commencement of any such action and shall continue in full force and effect in the event of any foreclosure action until the earlier to occur of (i) (a) all sums due and payable under the Notes, the Mortgage and the Credit Agreement shall have been fully paid and satisfied, together with any and all other sums which may become due and owing under this Assignment, and (b) all other monetary obligations of Assignor under the Notes, the Mortgage, this Assignment and the other Loan Documents are satisfied and (ii) a sale of the Property shall be had thereunder.

            8. Assignor agrees to indemnify and hold Assignee and its agents harmless from and against any and all liability, loss, damage, cost and expense, including reasonable attorneys' fees and disbursements, which it may or shall incur under any of the Leases, or by reason of this Assignment, or by reason of any action taken in good faith by Assignee hereunder, and from and against any and all claims and demands whatsoever which may be asserted against Assignee by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants and conditions contained in any of the Leases, in each case to the extent not attributable to the gross negligence or wilful misconduct of Assignee. Should Assignee suffer or

0147318.04-01S4a
                                   6
incur any such liability, loss, damage, cost or expense, the amount thereof, together with interest thereon from the date such amount was suffered or incurred by Assignee until the same is repaid by Assignor to Assignee, at a rate equal to the annual interest rate payable under the Credit Agreement in the case of an Event of Default thereunder with respect to the then outstanding principal amount of the Loan and any overdue interest thereon (to the extent permitted by law) (the "Default Rate"), shall be payable by Assignor to Assignee immediately upon demand, or at the option of Assignee, Assignee may reimburse itself therefor out of any Profits (excluding all security deposits) collected by Assignee. Nothing contained herein shall operate or be construed to obligate Assignee to perform any of the terms, covenants or conditions contained in the Leases or otherwise to impose any obligation upon Assignee with respect to any of the Leases.

            9. Upon request of Assignee, Assignor shall execute and deliver to Assignee, such further instruments as Assignee may deem reasonably necessary to effect this Assignment and the covenants of Assignor contained herein. Assignor, at its sole cost and expense, shall cause such further instruments to be recorded in such manner and in such places as may be required by Assignee, provided that no such filing shall be required to be made by Assignor or at its expense if any material tax or expense would be incurred as a result thereof.

            10. Assignor shall pay all recording and filing fees in respect of this Assignment as well as any and all taxes which may be due and payable on the recording of this Assignment and any taxes hereafter imposed on this Assignment. Should Assignor fail to pay the same, all such recording and filing fees and taxes may be paid by Assignee on behalf of Assignor and the amount thereof, together with interest at the Default Rate, shall be payable by Assignor to Assignee immediately upon demand, or, if an Event of Default shall exist and be continuing, at the option of Assignee, Assignee may reimburse itself therefor out of the Profits collected by Assignee.

            11. Failure of Assignee to avail itself of any of the terms, covenants and conditions of this Assignment shall not be construed or deemed to be a waiver of any of its rights hereunder. The rights and remedies of the Assignee under this Assignment are cumulative and are not in lieu of

0147318.04-01S4a
                                   7
but are in addition to, and shall not be affected by the exercise of, any other rights and remedies which Assignee shall have under or by virtue of law or equity, the Notes, the Mortgage or the other Loan Documents (collectively, the "Other Rights"). The rights and remedies of Assignee hereunder may be exercised concurrently with any of the Other Rights.

            12. Assignee hereby gives Assignor a license to exercise all of its rights as landlord and otherwise with respect to the Leases and to collect, retain, use and enjoy all Profits; provided, however, that Assignee may terminate such license without notice to Assignor upon the occurrence and during the continuance of an Event of Default. This Assignment shall continue in full force and effect until the earlier to occur of (i) (a) all sums due and payable under the Notes, the Mortgage and the Credit Agreement shall have been fully paid and satisfied, together with any and all other sums which may become due and owing under this Assignment, and (b) all other monetary obligations of Assignor under the Notes, the Mortgage, this Assignment and the other Loan Documents are satisfied, and (ii) a sale of the Property at foreclosure. Upon payment of all such sums and satisfaction of all such obligations this Assignment and the authority and powers herein granted by Assignor to Assignee shall cease and terminate, and, in that event, Assignee shall (i) execute and deliver to Assignor such instrument or instruments effective to evidence the termination of this Assignment and the reassignment to Assignor of the rights, powers and authorities granted herein as may be reasonably requested by Assignor, and (ii) deliver to Assignor any monies held by Assignee for the benefit of Assignor. Assignor agrees that upon termination of this Assignment it shall assume payment of all unmatured or unpaid charges, expenses or obligations incurred or undertaken by Assignee in connection with the management of the Property in accordance with the terms hereof.

            13. All of the covenants, agreements and provisions in this Assignment by or for the benefit of Assignor or Assignee shall bind and inure to the benefit of their respective successors and assigns, except that Assignor may not assign or otherwise transfer this Assignment without Assignee's prior written consent, which consent may be withheld in Assignee's sole discretion.


0147318.04-01S4a
                                   8

            14. Nothing in this Assignment shall be construed to give to any person other than Assignee and its successors and assigns any legal or equitable right, remedy or claim under this Assignment and this Assignment shall be held to be for the sole and exclusive benefit of Assignee and its successors and assigns.

            15. All notices, demands or requests made pursuant to this Assignment shall be given in the manner set forth in Section 9.1 of the Credit Agreement.

            16. This Assignment may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

            17. If Assignor shall be entitled to a release of the 1290 Land or the 237 Park Land upon satisfaction of all of the conditions of Section 2.9(d) of the Credit Agreement, Assignee shall execute and deliver to Assignor a release, in recordable form, of the 1290 Land or the 237 Park Land, as applicable, together with the Leases and Profits related thereto, from this Assignment.

            18. This Assignment shall be governed by, construed and enforced in accordance with the laws of the State of New York.

            19.  The provisions of Section 9.14 of the Credit
Agreement shall be deemed to be incorporated herein by reference.

            20. This Assignment may be executed in any number of duplicate originals, and each such duplicate original shall be deemed to constitute but one and the same instrument.

            21. ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

0147318.04-01S4a
                                   9

            IN WITNESS WHEREOF, Assignor has executed this Assignment as of the day and year first above written.


                                    ASSIGNOR:

                              1290 PARTNERS, L.P.

                              By:  1290 GP Corp., General Partner


                                    By:___________________________
                                        Name:
                                        Title:


                              237 PARK PARTNERS, L.P.

                              By:   237 GP Corp., General Partner


                                    By:___________________________
                                        Name:
                                        Title:

0147318.04-01S4a

STATE OF NEW YORK  )
                   ss.:
COUNTY OF NEW YORK )

            On this 9th day of October, 1996, before me personally came Lee S. Neibart, to me known, who, being by me duly sworn, did depose and say that he resides at 14 Crestview Drive, Pleasantville, NY 10570, and that he is a President of 1290 GP Corp., a Delaware corporation, the general partner of 1290 Partners, L.P., the partnership that executed the foregoing instrument; and that this instrument has been executed as the act and deed of 1290 Partners, L.P. and that said partnership executed the same.




                                         Notary Public


0147318.04-01S4a

STATE OF NEW YORK  )
                   ss.:
COUNTY OF NEW YORK )

            On this 9th day of October, 1996, before me personally came Lee S. Neibart, to me known, who, being by me duly sworn, did depose and say that he resides at 14 Crestview Drive, Pleasantville, NY 10570, and that he is a President of 237 GP Corp., a Delaware corporation, the general partner of 237 Park Partners, L.P., the partnership that executed the foregoing instrument; and that this instrument has been executed as the act and deed of 237 Park Partners, L.P.; and that said partnership executed the same.




                                         Notary Public


0147318.04-01S4a

                                EXHIBIT A-1

                                 1290 LAND

0147318.04-01S4a

                                EXHIBIT A-2

                                 237 LAND

0147318.04-01S4a